UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.07 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on August 12, 2024,the shareholders of Agrify Corporation (the “Company”) approved an amendment to the Company’s 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 2,500,000 shares (the “Plan Amendment”). The Plan Amendment was included as Proposal 5 in the Company’s the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 22, 2024, as supplemented on August 9, 2024 (the “Proxy Statement”). A copy of the 2022 Plan, as amended to reflect the Plan Amendment, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 12, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) virtually, commencing at 10:00 a.m. Eastern Time.  Of the Company’s 14,230,004 shares of common stock issued and outstanding and eligible to vote as of the record date of July 17, 2024, a quorum of 6,995,824 shares, or approximately 49.2% of the eligible shares, were represented at the virtual Annual Meeting either in person or by proxy.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1 - Election of Directors

Each of the director nominees listed below were elected as directors for a one-year term, such term to continue until the annual meeting of stockholders in 2025 and until such directors’ successors are duly elected and qualified. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Raymond Chang	4,904,677	147,816	1,943,331
I-Tseng Jenny Chan	4,920,877	131,616	1,943,331
Timothy Mahoney	4,989,836	62,657	1,943,331
Max Holtzman	4,987,727	64,766	1,943,331
Krishnan Varier	4,985,803	66,690	1,943,331

Proposal 2 - Ratification of Appointment of GuzmanGray

The appointment of GuzmanGray as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024 was ratified. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
6,797,912	170,737	27,175

Proposal 3 – Approval of Reverse Stock Split Authority

An amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the shares of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-20, with the exact ratio of, effective time of and decision to implement the reverse stock split to be determined by the Board of Directors, was not approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
6,395,429	576,744	23,651

Proposal 4 – Approval to Amend the Pre-Funded Warrants

The proposal, as required by Nasdaq Listing Rule 5635, to approve an amendment to the pre-funded warrants issued by the Company on May 21, 2024 to increase in the number of shares of Common Stock underlying such warrants upon the occurrence of certain equity issuances, was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,864,270	180,348	7,875	1,943,331

Proposal 5 - Approval of Amendment to 2022 Omnibus Equity Incentive Plan

The amendment to the 2022 Plan to increase the number of shares of Common Stock available for issuance thereunder by 2,500,000 shares was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,865,618	179,298	7,577	1,943,331

Proposal 6 – Adjournment of Annual Meeting

The adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of any of the forgoing proposals at the time of the annual meeting was approved. However, the Company elected not to adjourn the meeting to solicit additional proxies for Proposal 3. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
6,588,522	378,520	28,782

Item 7.01. Other Events.

On August 13, 2024, the Company issued a press release disclosing the results of the Annual Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Agrify Corporation, dated as of August 13, 2024.
10.1	Agrify 2022 Omnibus Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 22, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: August 13, 2024	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer